Exhibit 99

VIACOM REPORTS FULL-YEAR AND FOURTH QUARTER 2009 RESULTS

—	Adjusted Operating Income Grew 24% in the Fourth Quarter with Gains in Filmed Entertainment and Media Networks

—	Adjusted Net Earnings from Continuing Operations and Adjusted Diluted EPS from Continuing Operations Both Rose 43% in Fourth Quarter

New York, New York, February 11, 2010 – Viacom Inc. (NYSE: VIA, VIA.B) today reported strong double-digit growth in its fourth quarter 2009 adjusted operating income, adjusted net earnings from continuing operations and adjusted diluted earnings per share (EPS), reflecting an outstanding performance in its Filmed Entertainment segment and solid growth in Media Networks.

2009 Results

	Quarter Ended December 31,		B/(W)	Year Ended December 31,		B/(W)
(in millions, except per share amounts)	2009	2008	2009 vs. 2008	2009	2008	2009 vs. 2008

Revenues	$4,098	4,243	(3%)	$13,619	14,625	(7%)

Operating income	1,092	475	N/M	2,904	2,523	15%

Adjusted operating income(1)	1,152	929	24%	2,997	2,977	1%

Net earnings from continuing operations attributable to Viacom	694	172	N/M	1,591	1,233	29%

Adjusted net earnings from continuing operations attributable to Viacom(1)	663	464	43%	1,559	1,491	5%

Diluted EPS from continuing operations	1.14	0.28	N/M	2.62	1.97	33%

Adjusted diluted EPS from continuing operations(1)	$1.09	0.76	43%	$2.56	2.38	8%

N/M = Not Meaningful

(1)Adjusted measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

Revenues in the fourth quarter ended December 31, 2009 declined 3% to $4.1 billion with lower results in Media Networks and Filmed Entertainment. Adjusted operating income of $1.15 billion was up 24% over the fourth quarter 2008 results, reflecting a significant increase in profitability in the Filmed Entertainment segment and cost containment measures across the Company. Adjusted net earnings from continuing operations attributable to Viacom increased 43% to $663 million and adjusted diluted EPS from continuing operations were $1.09, up 43% over the fourth quarter 2008 results.

Revenues for the full year 2009 decreased 7% to $13.62 billion as growth in affiliate revenues was offset by decreases in feature film, ancillary and advertising revenues. The 1% gain in adjusted operating income of $3.0 billion for the year was driven by a $148 million increase in the Filmed Entertainment segment. Adjusted net earnings from continuing operations attributable to Viacom grew 5% to $1.56 billion and adjusted diluted earnings per share were $2.56, an 8% increase over the prior year’s adjusted results of $2.38 per share.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom’s results over the past year have been extraordinary and illustrate the value of a well planned strategy and execution. Despite the economic challenges, we performed extremely well across our media networks and motion picture operations. As a result of the quality of our operations and wealth of creative talent throughout the Company, we are well positioned for success not only today but long into the future.”

Philippe Dauman, President and Chief Executive Officer of Viacom, said, “Our disciplined and content-focused strategy helped Viacom close out the year with a stronger balance sheet, a streamlined cost structure and a reinvigorated creative mandate across the company. Despite a global recession that impacted all aspects of our business, the multiple revenue streams of our cable networks helped temper the impact of an industry-wide downturn in advertising and retail, and also allowed us to continue to invest in new programming to build our brands. The resurgence of BET and MTV’s recent ratings gains are strong examples of the relevance our brands have with their target audiences.

“Paramount Pictures significantly boosted its profitability in 2009 as the studio’s strategy of producing a smaller slate of films, anchored by franchises, began to pick up momentum. We also were pleased to see renewed consumer demand for our new DVD and Blu-ray releases in the fourth quarter. Looking ahead, Paramount has built a very strong slate for 2010, kicking off next week with the release of Martin Scorsese’s Shutter Island.”

Revenues

Revenues	Quarter Ended December 31,		B/(W)	Year Ended December 31,		B/(W)
(in millions)	2009	2008	2009 vs. 2008	2009	2008	2009 vs. 2008

Media Networks	$2,333	$2,475	(6%)	$8,288	$8,756	(5%)

Filmed Entertainment	1,791	1,807	(1%)	5,482	6,033	(9%)

Eliminations	(26)	(39)	N/M	(151)	(164)	N/M

Total revenues	$4,098	$4,243	(3%)	$13,619	$14,625	(7%)

N/M = Not Meaningful

Fourth Quarter 2009 revenues of $4.1 billion declined 3% from $4.24 billion in fourth quarter 2008. Media Networks revenues of $2.33 billion, a 6% decrease from the prior year’s fourth quarter results, reflect a 37% decline in ancillary revenues to $290 million. This was driven primarily by lower sales of Rock Band bundles. Worldwide advertising revenues declined 3% in the quarter to $1.30 billion with domestic advertising revenues down 4%. Worldwide affiliate revenues grew 11% to $741 million. Filmed Entertainment revenues declined 1% to $1.79 billion primarily due to a 73% year-over-year decrease in theatrical revenues to $93 million, which reflects a difficult comparison with the number and mix of films released in the fourth quarter of last year. Worldwide home entertainment revenues of $1.15 billion represent a 12% increase over the prior year’s fourth quarter results and reflect the strong performance of the DVD and Blu-ray releases of Transformers 2: Revenge of the Fallen, Star Trek and G.I. Joe: The Rise of Cobra. Worldwide television license fees grew 27% to $445 million.

Full Year 2009 revenues of $13.62 billion declined 7% from $14.63 billion in 2008. Media Networks revenues were down 5% to $8.29 billion due to lower ancillary and advertising revenues, which were partially offset by growth in affiliate fees. Worldwide affiliate revenues increased 11% to $2.90 billion in 2009. Lower year-over-year sales of Rock Band contributed to a 31% decline in worldwide ancillary revenues to $982 million. Worldwide advertising sales of $4.41 billion represent a 7% decrease versus the prior year, including a 6% decline in domestic advertising revenues, which reflects softness in the global advertising market. Filmed Entertainment revenues declined 9% to $5.48 billion for the year primarily due to lower theatrical and home entertainment revenues, which were partially offset by year-over-year growth in television revenues. A smaller slate of films was the primary driver of the 23% decrease in worldwide theatrical revenues of $1.32 billion. Worldwide home entertainment revenues were down 8% to $2.50 billion for the year reflecting fewer releases as well as continuing softness in the market. Higher pay TV fees helped fuel a 4% increase in television license fees to $1.38 billion.

Operating Income

Operating Income (Loss)	Quarter Ended December 31,		B/(W)	Year Ended December 31,		B/(W)
(in millions)	2009	2008	2009 vs. 2008	2009	2008	2009 vs. 2008

Media Networks	$921	$898	3%	$3,010	$3,118	(3%)

Filmed Entertainment	298	84	N/M	236	88	N/M

Corporate	(67)	(55)	(22%)	(248)	(231)	(7%)

Eliminations	—	2	N/M	(1)	2	N/M

Total adjusted operating income	$1,152	$929	24%	$2,997	$2,977	1%

Adjustments(1)	(60)	(454)	N/M	(93)	(454)	N/M

Total operating income	$1,092	$475	N/M	$2,904	$2,523	15%

N/M = Not Meaningful

(1)	Adjustments are detailed in the Supplemental Disclosures at the end of this release.

Fourth Quarter 2009 adjusted operating income increased 24% to $1.15 billion compared with $929 million in the prior year’s fourth quarter. This result was driven by a $214 million increase in profitability in the Filmed Entertainment segment, reflecting a higher year-over-year contribution from the fourth quarter domestic DVD and Blu-ray releases, the strong theatrical performance of Paranormal Activity and ongoing cost-saving initiatives. Media Networks operating income grew 3% to $921 million driven by higher affiliate revenues.

Full Year 2009 adjusted operating income grew 1% to $3.0 billion versus $2.98 billion in 2008, reflecting a significant increase in profitability in the Filmed Entertainment segment primarily fueled by the success of Transformers: Revenge of the Fallen, Star Trek and Paranormal Activity as well as the benefit of restructuring and other cost-containment initiatives. Filmed Entertainment operating income grew from $88 million in 2008 to $236 million in 2009. Media Networks operating income declined 3% to $3.01 billion as a result of lower advertising revenues and Rock Band losses.

Fourth Quarter 2009 adjusted net earnings from continuing operations attributable to Viacom increased 43% to $663 million as compared with $464 million in the prior year’s fourth quarter. This growth reflects higher operating income, a favorable impact from foreign exchange fluctuations and lower interest expense. Fourth quarter adjusted diluted net EPS from continuing operations were $1.09, an increase of 43% over the fourth quarter 2008 adjusted diluted net EPS from continuing operations of $0.76.

Full Year 2009 adjusted net earnings from continuing operations attributable to Viacom increased 5% to $1.56 billion versus $1.49 billion, principally due to higher operating income. Full year 2009 adjusted diluted net EPS from continuing operations were $2.56 compared with $2.38 in 2008.

Debt

At December 31, 2009, total debt outstanding, including capital leases, decreased to $6.77 billion compared with $8.0 billion at December 31, 2008. In addition, the Company paid down the entire balance of its asset securitization program, which was $950 million at December 31, 2008. The Company’s cash balances decreased to $298 million at December 31, 2009 compared with $792 million at December 31, 2008.

About Viacom

Viacom, consisting of BET Networks, MTV Networks and Paramount Pictures, is the world’s leading entertainment content company. It engages audiences on television, motion picture and digital platforms through many of the world’s best known entertainment brands, including MTV, VH1, CMT, Logo, Nickelodeon, Nick at Nite, Nick Jr., COMEDY CENTRAL, Spike TV, TV Land, BET, Rock Band, AddictingGames, Atom, Neopets, Shockwave and Paramount Pictures. Viacom’s global reach includes approximately 170 channels and 430 media properties in more than 160 countries and territories.

For more information about Viacom and its businesses, visit www.viacom.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements reflect the Company’s current expectations concerning future results, objectives, plans and goals, and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: the public acceptance of the Company’s programs, motion pictures and games on the various platforms on which they are distributed; economic conditions generally, and in advertising and retail markets in particular; competition for audiences and distribution; the impact of piracy; technological developments and their effect in the Company’s markets and on consumer behavior; fluctuations in the Company’s results due to the timing, mix and availability of the Company’s motion pictures and games; changes in the Federal communications laws and regulations; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including its 2009 Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts
Press:	Investors:
Carl Folta	James Bombassei
Executive Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 258-6352	(212) 258-6377
carl.folta@viacom.com	james.bombassei@viacom.com

Kelly McAndrew	Pamela Yi
Vice President, Corporate Communications	Director, Investor Relations
(212) 846-7455 kelly.mcandrew@viacom.com	(212) 846-7581 pamela.yi@viacom.com

VIACOM INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
(in millions, except earnings per share amounts)	2009	2008	2009	2008
Revenues	$4,098	$4,243	$13,619	$14,625
Expenses:
Operating	2,106	2,795	7,587	8,787
Selling, general and administrative	751	849	2,737	2,910
Depreciation and amortization	149	124	391	405

Total expenses	3,006	3,768	10,715	12,102

Operating income	1,092	475	2,904	2,523
Interest expense, net	(105)	(119)	(430)	(482)
Equity in net losses of investee companies	(20)	(26)	(77)	(74)
Loss on extinguishment of debt	—	—	(84)	—
Other items, net	10	(74)	(37)	(112)

Earnings from continuing operations before provision for income taxes	977	256	2,276	1,855
Provision for income taxes	(316)	(79)	(708)	(605)

Net earnings from continuing operations	661	177	1,568	1,250
Discontinued operations, net of tax	—	1	20	18

Net earnings (Viacom and noncontrolling interests)	661	178	1,588	1,268
Net losses (earnings) attributable to noncontrolling interest	33	(5)	23	(17)

Net earnings attributable to Viacom	$694	$173	$1,611	$1,251

Amounts attributable to Viacom:
Net earnings from continuing operations	$694	$172	$1,591	$1,233
Discontinued operations, net of tax	—	1	20	18

Net earnings attributable to Viacom	$694	$173	$1,611	$1,251

Basic earnings per share attributable to Viacom:
Continuing operations	$1.14	$0.28	$2.62	$1.97
Discontinued operations	$—	$—	$0.03	$0.03
Net earnings per share of Viacom	$1.14	$0.28	$2.65	$2.00

Diluted earnings per share attributable to Viacom:
Continuing operations	$1.14	$0.28	$2.62	$1.97
Discontinued operations	$—	$—	$0.03	$0.03
Net earnings per share of Viacom	$1.14	$0.28	$2.65	$2.00

Weighted average number of common shares outstanding:
Basic	607.4	611.2	607.1	624.7
Diluted	609.4	611.5	608.3	625.4

VIACOM INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31, 2009	December 31, 2008
(in millions, except par value)

ASSETS
Current assets:
Cash and cash equivalents	$298	$792
Receivables, net (including retained interests in securitizations)	2,881	2,271
Inventory, net	779	881
Deferred tax assets, net	147	203
Prepaid and other assets	325	355

Total current assets	4,430	4,502
Property and equipment, net	1,179	1,145
Inventory, net	3,731	4,133
Goodwill	11,401	11,470
Intangibles, net	570	674
Other assets	589	563

Total assets	$21,900	$22,487

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$248	$574
Accrued expenses	1,169	1,304
Participants’ share and residuals	1,090	1,537
Program rights obligations	404	384
Deferred revenue	323	442
Current portion of debt	123	105
Other liabilities	394	496

Total current liabilities	3,751	4,842
Noncurrent portion of debt	6,650	7,897
Participants’ share and residuals	739	488
Program rights obligations	523	621
Deferred tax liabilities, net	89	12
Other liabilities	1,303	1,556
Redeemable noncontrolling interest	168	148
Commitments and contingencies
Viacom stockholders’ equity:
Class A Common stock, par value $0.001, 375.0 authorized; 52.4 and 57.4 outstanding, respectively	—	—
Class B Common stock, par value $0.001, 5,000.0 authorized; 555.0 and 549.4 outstanding, respectively	1	1
Additional paid-in capital	8,287	8,186
Treasury stock, 151.5 common shares held in treasury	(5,725)	(5,725)
Retained earnings	6,106	4,496
Accumulated other comprehensive income (loss)	35	(49)

Total Viacom stockholders’ equity	8,704	6,909
Noncontrolling interests	(27)	14

Total equity	8,677	6,923

Total liabilities and equity	$21,900	$22,487

VIACOM INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile the Company’s results for the quarter and years ended December 31, 2009 and 2008, respectively, to adjusted results that exclude the impact of restructuring and other charges, impairment charges, early extinguishment of debt and net discrete tax benefits. The Company uses adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted EPS as applicable, among other measures, to evaluate the Company’s operating performance and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare Viacom’s results with those of other companies and allow investors to review performance in the same way as the Company’s management. Since adjusted operating income, adjusted net earnings from continuing operations attributable to Viacom and adjusted diluted EPS are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of or as a substitute for operating income net earnings from continuing operations attributable to Viacom and diluted EPS as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

Consolidated Results

	Quarter Ended
(in millions, except per share amounts)	December 31, 2009

	Operating Income	Pre-tax Earnings from Continuing Operations (1)	Net Earnings from Continuing Operations Attributable to Viacom (2)	Diluted EPS
Reported results	$1,092	$977	$694	$1.14
Adjustments:
Asset Impairment(3)	60	60	19	0.03
Discrete tax benefits(5)	—	—	(50)	(0.08)

Adjusted results	$1,152	$1,037	$663	$1.09

	Year Ended
(in millions, except per share amounts)	December 31, 2009

	Operating Income	Pre-tax Earnings from Continuing Operations (1)	Net Earnings from Continuing Operations Attributable to Viacom (2)	Diluted EPS
Reported results	$2,904	$2,276	$1,591	$2.62
Adjustments:
Restructuring and other charges(3)	93	93	40	0.06
Extinguishment of debt(4)	—	84	52	0.09
Discrete tax benefits(5)	—	—	(124)	(0.21)

Adjusted results	$2,997	$2,453	$1,559	$2.56

VIACOM INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

Consolidated Results, con’t.

	Quarter Ended
(in millions, except per share amounts)	December 31, 2008

	Operating Income	Pre-tax Earnings from Continuing Operations (1)	Net Earnings from Continuing Operations Attributable to Viacom (2)	Diluted EPS

Reported results	$ 475	$ 256	$ 172	$ 0.28
Adjustments:
Discrete tax benefits(5)	—	—	(9)	(0.01)
Restructuring and other charges(6)	454	454	286	0.47
Impairment of investments(7)	—	15	15	0.02

Adjusted results	$ 929	$ 725	$ 464	$ 0.76

	Year Ended
(in millions, except per share amounts)	December 31, 2008

	Operating Income	Pre-tax Earnings from Continuing Operations (1)	Net Earnings from Continuing Operations Attributable to Viacom (2)	Diluted EPS

Reported results	$ 2,523	$ 1,855	$ 1,233	$ 1.97
Adjustments:
Discrete tax benefits(5)	—	—	(55)	(0.09)
Restructuring and other charges(6)	454	454	286	0.46
Impairment of investments(7)	—	27	27	0.04

Adjusted results	$ 2,977	$ 2,336	$ 1,491	$ 2.38

(1)	Pre-tax earnings from continuing operations represent earnings before provision for income taxes.
(2)	The tax impact of adjustments has been calculated where appropriate using the applicable rates in effect for the period presented.
(3)	For the quarter ended December 31 2009, adjusted results exclude a $60 million non-cash impairment charge related to certain broadcast licenses held by a 32%-owned consolidated entity in the Media Networks segment. For the year ended December 31, 2009, adjusted results also exclude $33 million of severance charges attributable to the Media Networks and Filmed Entertainment segments, which occurred in the second quarter of 2009.
(4)	For the year ended December 31, 2009, adjusted results exclude an $84 million pre-tax loss on the early extinguishment of a portion of the Company’s 5.75% Senior Notes due 2011.
(5)	2009 adjusted results exclude $50 million and $124 million of net discrete tax benefits for the quarter and year ended December 31, 2009, respectively. 2008 adjusted results exclude $9 million and $55 million of net discrete tax benefits for the quarter and year ended December 31, 2008, respectively. The majority of the discrete tax benefits were the result of effectively settled audits.
(6)	2008 adjusted results exclude $454 million for the quarter and year ended December 31, 2008 of restructuring and other charges across all segments. The charge principally relates to programming abandonments, severance, the write-down of film inventory and other charges.
(7)	2008 adjusted results exclude $15 million and $27 million, respectively, of pre-tax non-cash investment impairment charges for the quarter and year ended December 31, 2008.

VIACOM INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

  Segment Operating Income (Loss)

(in millions)	Quarter Ended December 31, 2009

	Media Networks	Filmed Entertainment	Corporate	Eliminations	Total Operating Income
Reported results	$ 861	$ 298	$ (67)	$ —	$ 1,092
Adjustments:
Asset Impairment(1)	60	—	—	—	60

Adjusted results	$ 921	$ 298	$ (67)	$ —	$ 1,152

(in millions)	Year Ended December 31, 2009
	Media Networks	Filmed Entertainment	Corporate	Eliminations	Total Operating Income
Reported results	$2,934	$219	$(248)	$(1)	$2,904
Adjustments:
Restructuring charges(1)	76	17	—	—	93

Adjusted results	$3,010	$236	$(248)	$(1)	$2,997

(in millions)	Quarter Ended December 31, 2008
	Media Networks	Filmed Entertainment	Corporate	Eliminations	Total Operating Income
Reported results	$ 509	$ 22	$ (58)	$ 2	$ 475
Adjustments:
Restructuring and other charges(2)	389	62	3	—	454

Adjusted results	$ 898	$ 84	$ (55)	$ 2	$ 929

(in millions)	Year Ended December 31, 2008
	Media Networks	Filmed Entertainment	Corporate	Eliminations	Total Operating Income
Reported results	$ 2,729	$ 26	$ (234)	$ 2	$ 2,523
Adjustments:
Restructuring and other charges(2)	389	62	3	—	454

Adjusted results	$ 3,118	$ 88	$ (231)	$ 2	$ 2,977

(1)	For the quarter ended December 31, 2009, adjusted operating income excludes a $60 million non-cash impairment charge related to certain broadcast licenses held by a 32%-owned consolidated entity in the Media Networks segment. For the year ended December 31, 2009, adjusted operating income also excludes $33 million of severance expenses attributable to the Media Networks and Filmed Entertainment segments, which occurred in the second quarter of 2009.
(2)	2008 adjusted operating income excludes $454 million, for the quarter and year ended December 31, 2008 of restructuring and other charges across all segments. The charge principally relates to programming abandonments, severance, the write-down of film inventory and other charges.